Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:

Melinda G. Kile

Vice President, Finance

NeoRx Corporation

(206) 286-2501

NEORX ANNOUNCES LIFT OF FDA CLINICAL HOLD ON

SKELETAL TARGETED RADIOTHERAPY (STR)

Seattle, WA, April 23, 2003 — NeoRx Corporation (Nasdaq: NERX) today announced that the US Food and Drug Administration (FDA) has lifted the clinical hold on the company’s Skeletal Targeted Radiotherapy (STR) product candidate for multiple myeloma, a cancer of the bone marrow.

The FDA’s decision follows NeoRx’s submission of data from a dosimetry study of STR, in which multiple myeloma patients were treated and detailed radiation dosimetry data were collected, as previously requested by the FDA.  NeoRx continues to follow these patients for safety and efficacy results.  Three-year survival data on the STR Phase I/II patients will be available by the end of 2003.

NeoRx also has submitted to the FDA a proposal for further clinical development of STR, and expects to submit a full Phase III study protocol before the end of the second quarter of this year for the FDA’s review.

“This is certainly good news for multiple myeloma patients and their physicians.  STR is the only therapeutic in late-stage development that has demonstrated a significant complete response rate and offers the potential for prolonged progression-free survival and overall survival,” said William Bensinger, MD, Member, Fred Hutchinson Cancer Research Center (Seattle), Co-Principal Investigator and member of the Company’s Clinical Advisory Panel for STR.

“This decision is a major milestone for NeoRx.  With the clinical hold lifted, and additional funds in hand from recent intellectual property agreements, we are at a turning point.  We look forward to working with the FDA to finalize plans for the STR clinical program, and to enrolling multiple myeloma patients in further studies of this promising therapeutic,” said Jack L. Bowman, Executive Chairman and Chairman of the Board of Directors of NeoRx.

NeoRx Conference Call

NeoRx invites you to a conference call on Thursday, April 24th, at 4:30 pm EDT / 1:30 pm PDT.  The number to call (live) is: 1-800-811-7286 (domestic) or 1-913-981-4902 (international), using the confirmation number 414469.  The speakers will be Jack L. Bowman, Executive Chairman and Chairman of the Board of Directors, and Douglass B. Given, MD, PhD, President, CEO and a Director of NeoRx.

In the event that you are unable to participate in the conference call, a replay will be available through May 4, 2003 by calling 1-888-203-1112 (domestic) or 1-719-457-0820 (international), using the confirmation number 414469.  For questions regarding this conference call, please call Michelle West at 1-206-286-2515.

NeoRx is a cancer therapeutics company developing products for targeted delivery of anti-cancer agents, including radiopharmaceuticals, to tumor sites.

This release contains forward-looking statements relating to the development of the Company’s products and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The words “believe,” “expect,” “intend”, “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Factors that could affect the Company’s actual results include conditions in the capital markets in general and in the life science capital market specifically which may affect potential financing sources for the development of NeoRx’s business, the progress and costs of clinical trials and the timing of regulatory approvals, the ability to successfully develop and commercialize products and the risks and uncertainties described in NeoRx’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2002.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Visit NeoRx at www.neorx.com.

NeoRx is a registered trademark of NeoRx Corporation in the United States and/or foreign countries.

© 2003 NeoRx Corporation. All Rights Reserved.